UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 18, 2014
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Capital Parkway, Austin, Texas	78746
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (512) 314-3400
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On July 21, 2014, EZCORP, Inc. (the “Company”) notified The NASDAQ Stock Market that, as a result of the events described below, the Company is no longer in compliance with NASDAQ Listing Rule 5605(c)(2), which governs audit committee composition. Specifically, the Company currently has only one director (who is independent) serving on its Audit Committee, while Rule 5605(c)(2) requires audit committees to have at least three members, each of whom must be independent. The Voting Stockholder (as defined below) is in the process of identifying additional individuals to join the Board of Directors, particularly individuals with appropriate qualifications to serve on the Audit Committee.
Item 3.03 — Material Modification to Rights of Security Holders
The information included in Item 5.03 of this Report is incorporated herein by reference.
Item 5.02 — Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)
On July 18, 2014, Charles A. Bauer resigned from the Company's Board of Directors, effective immediately. Mr. Bauer was recently appointed to the Board and was named Chair of the Audit Committee, effective July 1, 2014. A copy of Mr. Bauer's letter of resignation is filed as Exhibit 17.1.

(b)
On July 18, 2014, MS Pawn Limited Partnership, which is the holder of 100% of the outstanding shares of the Company's Class B Voting Common Stock (the "Voting Stockholder"), took the following actions, effective immediately:

•	Removed Paul E. Rothamel from his executive position as President and Chief Executive Officer of the Company, and from his position as a member of the Company's Board of Directors;

•	Removed William C. Love from his position as a member of the Company's Board of Directors (including his position as non-executive Chairman of the Board); and

•	Removed Joseph J. Beal from his position as a member of the Company's Board of Directors.

(c)
On July 20, 2014, the Voting Stockholder appointed Mark E. Kuchenrither, currently the Company's Executive Vice President and Chief Financial Officer, to serve in the additional capacity of interim President and Chief Executive Officer, effective immediately. Mr. Kuchenrither, age 51, will lead the Company while a search is conducted for a permanent President and Chief Executive Officer.

Mr. Kuchenrither joined the Company as Senior Vice President, Strategic Development in March 2010. He was promoted to President, Change Capital in October 2011 and to Executive Vice President in May 2012. He was named Chief Financial Officer in October 2012. From 2007 to March 2010, Mr. Kuchenrither served as Vice President of Operations of Sun Capital Partners, a private equity firm, where he was responsible for the oversight of ten portfolio companies with an emphasis on profit improvement. Mr. Kuchenrither began his career in various accounting and controller functions. The Company believes that Mr. Kuchenrither’s extensive operational, financial and leadership experience qualifies him to assume the role of interim President and Chief Executive Officer. Mr. Kuchenrither will also continue to serve in his current position as Chief Financial Officer.
A copy of the press release announcing Mr. Kuchenrither's appointment is filed as Exhibit 99.1.

(d)
On July 18, 2014, the Voting Stockholder elected Lachlan P. Given to the Company's Board of Directors and named him non-executive Chairman of the Board, effective immediately. As a director, Mr. Given will participate in the standard compensation plan for non-employee directors, which is described in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2013 (under "Part III — Item 11, Executive Compensation — Director Compensation"). Pursuant to that plan, non-employee directors receive an annual retainer fee ($80,000 for fiscal 2014, with additional amounts of $50,000, $20,000 and $15,000 being paid to the Lead Director or non-executive Chairman (as the case may be), the chair of the Audit Committee and the chair of the Compensation Committee, respectively) and an annual grant of restricted stock (10,000 shares for fiscal 2014). The annual cash retainer fee is paid quarterly, and the annual restricted stock awards are generally made on or about October 1 of each year.

Mr. Given will receive $22,000 on or about August 1, 2014, representing the pro rata portion of the fiscal 2014 annual retainer fee. Mr. Given will not receive a grant of restricted stock in connection with his appointment, but will be eligible for a full-year award at the next annual grant in October 2014.
Mr. Given serves as a consultant to Madison Park LLC ("Madison Park"), which has, in the past, provided certain advisory services to the Company under an advisory services agreement. From October 1, 2012 through June 19, 2014 when the agreement was terminated, the Company paid Madison Park approximately $12,600,000 under the advisory services agreement. Over the same period, Mr. Given earned approximately $83,000 from services rendered to Madison Park. Madison Park is wholly owned by Phillip E. Cohen, who is the beneficial owner of the Voting Stockholder.
Mr. Given is also the sole beneficial owner of LPG Limited (HK), which has, in the past, provided certain international consulting and advisory services to the Company under a consulting agreement. From October 1, 2012 through June 19, 2014 when the agreement was terminated, the Company paid LPG Limited (HK) approximately $740,000. LPG Limited (HK) also has a consulting relationship with Cash Converters International Limited (the Company's non-controlled affiliate) and has earned approximately $120,000 since July 1, 2013 for international consulting work.
Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On July 18 and July 20, 2014, the Voting Stockholder acted by written consent to amend the Company's By-Laws to generally accomplish the following, effective immediately:

•	Permit the voting shareholders to fill Board of Director vacancies (Section 3.5);

•	Permit the voting shareholders to elect, appoint, remove and fill vacancies with respect to the Chairman of the Board and the officers of the Company (Sections 6.6 and 8.16);

•	Raise the quorum requirement to 100% of the directors for meetings of the Board of Directors (Section 3.12);

•	Raise the voting requirement to 100% of the directors for actions taken by the Board of Directors (Section 3.12);

•	Limit the ability to call a special meeting of the Board of Directors to the Chairman of the Board (Section 3.10);

•	Add a Delaware forum selection clause (Section 8.15); and

•	Clarify the role of Chairman of the Board (Section 6.6).
Prior to the amendments, (i) only the Board of Directors could fill Board of Director vacancies; (ii) only the Board of Directors could remove and appoint officers of the Company; (iii) the quorum requirement was a majority of directors for meetings of the Board of Directors; (iv) the voting requirement was a majority of directors for actions taken by the Board of Directors; (v) the Chairman, the President or any director could call a special meeting of the Board of Directors; and (vi) there was no forum selection clause.
The Company has restated its By-Laws to reflect these amendments, and a copy of the amended and restated By-Laws is filed as Exhibit 3.2. The amended and restated By-Laws are incorporated into this Item 5.02 by reference, and the disclosure contained herein is qualified in its entirety by such By-Laws.
Item 5.07 — Submission of Matters to a Vote of Security Holders
The information included in Items 5.02 and 5.03 of this Report is incorporated herein by reference.
A copy of the press release announcing the above changes to the Board of Directors, the officers and the Company's By-Laws is filed as Exhibit 99.2.

Item 9.01 — Financial Statements and Exhibits
(d)    Exhibits

3.2	Amended and Restated By-Laws, effective July 20, 2014

17.1	Resignation Letter of Charles A. Bauer, dated July 18, 2014

99.1	Press Release issued July 21, 2014 announcing the appointment of Mark Kuchenrither as interim President and Chief Executive Officer and the resignation of Charles A. Bauer as director

99.2	Press Release issued July 18, 2014 announcing changes to the Board of Directors and Officers and other actions taken by the Voting Stockholder
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: July 22, 2014	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.2	Amended and Restated By-Laws, effective July 20, 2014
17.1	Resignation Letter of Charles A. Bauer, dated July 18, 2014
99.1	Press Release issued July 21, 2014 announcing the appointment of Mark Kuchenrither as interim President and Chief Executive Officer and the resignation of Charles A. Bauer as director
99.2	Press Release issued July 18, 2014 announcing changes to the Board of Directors and Officers and other actions taken by the Voting Stockholder